UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 15, 2011

Joway Health Industries Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-108715	98-0221494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Baowang Road Baodi Economic Development Zone Tianjin, PRC 300180
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-22-58896888

G2 Ventures, Inc.

16th Floor, Tianjin Global Zhiye Square, 309 Nanjing Road,

Nankai District, Tianjin, PRC 300100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

On March 15, 2011, the Board of Directors (“Board”) of Joway Health Industries Group Inc. (“the Company”) established an Audit Committee to discharge the Board’s responsibilities to (1) oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements; (2) assist the Board with the oversight and monitoring of (1) the integrity of the Company’s financial statements; (ii) the Company’s compliance with related legal and regulatory requirements; (iii) the Company’s external independent auditors’ qualifications, independence, and performance; and (iv) the Company’s internal accounting and financial controls; (3) report to the Company’s Board with findings from its monitoring and provide recommendations derived there from; and (4) undertake those specific duties and responsibilities listed in the attached Charter of the Audit Committee, identified as Exhibit 99.1, and such other duties as the Board may from time to time prescribe.

The Board appointed the Company’s independent directors, Ms. Socorro Quintero and Mr. Shepherd G. Pryor IV as members of the Committee to serve until their successors are duly appointed and qualified. The Board determined that Ms. Socorro Quintero and Mr. Shepherd G. Pryor IV are independent directors within the meaning set forth in Section 10A-3, of the Securities Exchange Act of 1934 and Section 301(m)(3) of the Sarbanes-Oxley Act as currently in effect.

Ms. Socorro Quintero was appointed to serve as Chairperson of the Committee.

Based on discussions with Ms. Quintero and Mr. Pryor, the Board reasonably concluded that both Ms. Quintero and Mr. Pryor have obtained: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. Accordingly, the Board determined that Ms. Quintero and Mr. Pryor qualify as audit committee financial experts (“ACFE”) under the federal securities laws.

The Company will pay (1) Ms. Socorro Quintero annual cash compensation in the amount of $38,000 and an annual grant of 10,000 shares of the Company’s common stock, and (2) Mr. Shepherd G. Pryor IV annual cash compensation in the amount of $30,000 and an annual grant of 8,000 shares of the Company’s common stock.

A copy of the Audit Committee Charter is attached to this report as Exhibit 99.1, and is incorporated herein by reference. The Audit Committee Charter will be posted on the corporate governance page of the Company’s website as soon as practical.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Audit Committee Charter

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, or that any such information includes material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2011

Joway Health Industries Group Inc.
(Registrant)

By:	/s/ Jinghe Zhang
(Signature)

President and Chief Executive Officer

(Title)